EXHIBIT 99.1

Contacts:

Dov A. Goldstein, M.D.	E. Blair Schoeb	Aline Schimmel
Vicuron Pharmaceuticals Inc.	WeissComm Partners	Burns McClellan Inc.
610-205-2312	917-432-9275	212-213-0006
dgoldstein@vicuron.com	Blair@weisscommpartners.com	aschimmel@burnsmc.com

VICURON PHARMACEUTICALS ANNOUNCES FOURTH QUARTER 2004 FINANCIAL RESULTS

King of Prussia, Penn., March 10, 2005—Vicuron Pharmaceuticals Inc. (NASDAQ and MICU: Nuovo Mercato) today reported financial results for the fourth quarter and year ended December 31, 2004.

Total revenues for the fourth quarter of 2004 were $2.7 million compared with $2.8 million for the fourth quarter of 2003. Total operating expenses were $20.5 million in the fourth quarter of 2004 compared to $25.5 million during the fourth quarter of 2003.

For the fourth quarter of 2004, Vicuron reported a net loss of $15.5 million, or a net loss per share of $0.26 on 59.3 million weighted average shares outstanding. This compares to a net loss of $22.2 million, or $0.41 per share on 53.9 million weighted average shares outstanding for the fourth quarter of 2003.

Total revenues for the year were $8.4 million compared to $9.6 million for 2003. Total operating expenses for the year were $90.8 million compared to $186.0 million for 2003. This decrease is largely due to a $94.5 million non-cash in-process R&D charge taken due to the 2003 merger with Biosearch Italia S.p.A.

For the year ended December 31, 2004, Vicuron reported a net loss of $78.5 million, or a net loss per share of $1.40 on 56.0 million weighted average shares outstanding for the year. This compares to a net loss for 2003 of $174.1 million, or $3.69 per share on 47.2 million weighted average shares outstanding for the year. This decrease is largely due to a $94.5 million non-cash in-process R&D charge taken due to the 2003 merger with Biosearch Italia.

At December 31, 2004, cash, cash equivalents and unrestricted marketable securities totaled approximately $155.3 million.

“In 2004, we moved closer to becoming a commercial biopharmaceutical company. In December 2004, we filed a New Drug Application (NDA) for dalbavancin, our lead hospital antibiotic product, for complicated skin and soft tissue infection. We just received Priority Review status for this NDA from the FDA,” said George F. Horner III, President and Chief Executive Officer of Vicuron. “In addition, during this quarter, we announced anidulafungin, our lead antifungal product candidate, demonstrated superiority versus fluconazole in the treatment of invasive candidiasis/candidemia.”

For the 2005 fiscal year, Vicuron anticipates a net loss of $70 – $75 million from previous guidance of $65 – $70 million, however, this is offset by a lower than anticipated net loss of $78.5 million for 2004, which is below previous guidance of $87 – $92 million for that year.

Corporate and product highlights in 2004 include:

•	raised an additional $74.5 million (excluding expenses) to continue to develop the company’s focused pipeline of differentiated anti-infectives;

•	completed enrollment of the phase 3 trial of anidulafungin in invasive candidiasis/candidemia;

•	announced positive pivotal phase 3 data for dalbavancin in skin and soft tissue infections;

•	announced phase 2 results that showed dalbavancin demonstrated superior efficacy to vancomycin in the treatment of Gram-positive catheter-related bloodstream infections; and

•	presented 40 oral and poster presentations on the company’s products and programs, including the novel lincosamide program, at the 44th annual ICAAC meeting in October.

About Vicuron Pharmaceuticals

Vicuron Pharmaceuticals is a biopharmaceutical company focused on discovering, developing, manufacturing and commercializing vital medicine for seriously ill patients. The company has two New Drug Applications pending with the U.S. Food and Drug Administration for its lead products, dalbavancin, a novel intravenous antibiotic for the treatment of serious Gram-positive infections, and anidulafungin, a novel antifungal agent. Vicuron’s versatile research engine integrates industry-leading expertise in functional genomics, natural products discovery, mechanism-based drug design and combinatorial and medicinal chemistry. These approaches are yielding promising novel and next-generation compounds, many of which are in the later stages of preclinical development. In addition, the company has research collaborations with leading pharmaceutical companies, such as Novartis and Pfizer.

Forward-Looking Statements

This news release contains forward-looking statements that predict or describe future events or trends. The matters described in these forward-looking statements are subject to known and unknown risks, uncertainties and other unpredictable factors, many of which are beyond Vicuron’s control. Vicuron faces many risks that could cause its actual performance to differ materially from the results predicted by its forward-looking statements, including the possibilities that clinical trials and the results thereof might be delayed or unsuccessful, that the timing of the filing of any new drug application or any amendment to a new drug application might be delayed, that clinical trials might indicate that a product candidate is unsafe or ineffective, that the FDA might require additional information to be submitted and additional actions to be taken before it will make any decision, that any filed new drug application may not be approved by the FDA, that ongoing proprietary and collaborative research might not occur or yield useful results, that the pipeline may not yield a new clinical candidate or a commercial product, that a third party may not be willing to license product candidates on terms acceptable to us or at all, that competitors might develop superior substitutes for Vicuron’s products or market these competitive products more effectively, that a sales force may not be developed as contemplated and that one or more of Vicuron’s product candidates may not be commercialized successfully. The reports that Vicuron files with the U.S. Securities and Exchange Commission contain a fuller description of these and many other risks to which Vicuron is subject. Because of those risks, Vicuron’s actual results, performance or achievements may differ materially from the results, performance or achievements contemplated by its forward-looking statements. The information set forth in this news release represents management’s current expectations and intentions. Vicuron assumes no responsibility to issue updates to the forward-looking matters discussed in this news release.

VICURON PHARMACEUTICALS INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

(in thousands, except per share amounts)

	Three Months Ended		Twelve Months Ended
	Dec. 31 2004	Dec. 31 2003	Dec. 31 2004	Dec. 31 2003
Revenues:
Collaborative research and development and contract services	$1,804	$1,875	$7,066	$7,929
License fees and milestones	895	895	1,306	1,679

Total revenues	2,699	2,770	8,372	9,608

Operating expenses:
Research and development	14,355	21,897	68,538	77,893
General and administrative	6,149	3,645	22,303	13,531
Acquired in-process research and development	—	—	—	94,532

Total operating expenses	20,504	25,542	90,841	185,956

Loss from operations	(17,805)	(22,772)	(82,469)	(176,348)

Other income (expense):
Interest income	875	972	2,552	2,749
Interest expense	(15)	(351)	(84)	(506)

Net loss before income tax benefit	(16,945)	(22,151)	(80,001)	(174,105)

Income tax benefit	(1,479)	—	(1,479)	—

Net loss after income tax benefit	$(15,466)	$(22,151)	$(78,522)	$(174,105)

Net loss per share:
Basic and diluted	$(0.26)	$(0.41)	$(1.40)	$(3.69)

Weighted average shares	59,337	53,863	56,025	47,162

VICURON PHARMACEUTICALS INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited)

(in thousands)

	December 31, 2004	December 31, 2003
ASSETS
Current assets:
Cash and cash equivalents	$121,144	$113,361
Marketable securities	34,127	52,796
Accounts receivable, net	6,232	5,533
Prepaid expenses and other current assets	8,310	6,329

Total current assets	169,813	178,019
Property, plant and equipment	58,668	43,757
Intangible assets, net	24,230	23,373
Long-term receivables	12,222	9,787
Long-term marketable securities-restricted	3,256	3,232
Other assets	1,837	330

Total assets	$270,026	$258,498

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$12,473	$13,986
Accrued liabilities	9,747	15,085
Current portion of long term debt	1,225	2,360
Current portion of deferred revenue	550	1,068

Total current liabilities	23,995	32,499
Long-term debt, less current portion	10,066	7,493
Deferred revenue, less current portion	1,750	1,750
Other long-term liabilities	4,624	2,973

Total liabilities	40,435	44,715

Stockholders’ equity:
Common stock	60	54
Additional paid-in capital	602,011	518,275
Deferred stock compensation	(179)	(454)
Accumulated other comprehensive income	32,945	22,632
Accumulated deficit	(405,246)	(326,724)

Total stockholders’ equity	229,591	213,783

Total liabilities and stockholders’ equity	$270,026	$258,498